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                                                                    Exhibit 23.2

                      Consent of Independent Accountants
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     We consent to the inclusion in the current report of Southern National
Corporation on Form 8-K of our report dated January 15, 1993 filed with the Securities and Exchange Commission as Exhibit 99.3 on our audits of the financial statements of Commerce Bank as of December 31, 1992 and 1991 and for each of the two years in the period ended December 31, 1992.


Norfolk, Virginia                            /s/ COOPERS & LYBRAND L.L.P.
November 11, 1994